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                                                                  Exhibit 23.1


    CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated January 12, 2001, accompanying the financial statements of New Chemical Entities, Inc. included in the Current Report of Albany Molecular Research, Inc. on Form 8-K/A dated January 25, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Albany Molecular Research, Inc. on Forms S-8 (File No. 333-80477, effective June 11, 1999 and File No. 333-91423, effective November 22, 1999).

/s/ GRANT THORNTON LLP

Seattle, Washington
April 9, 2001